SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2017

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

90-92 Main Street, Wellsboro, PA	16901
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (570) 724-3411

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On January 19, 2017, the Company adopted a director resignation policy as part of its ongoing evaluation of its corporate governance policies and practices. Pursuant to the policy, any director nominee who, in an uncontested election of directors, fails to receive more votes in favor of such nominee's election than withheld shall tender to the Board of Directors his or her resignation. The Corporate Governance and Nominating Committee shall then make a recommendation to the Board with respect to the tendered resignation, taking into account any factors the committee deems relevant. The Board shall then act on the tendered resignation, no later than 120 days following the certification of the results of the applicable annual meeting. If the resignation is not accepted, the director shall continue to serve until the expiration of his or her term and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

The foregoing description of the policy is qualified in its entirety by reference to the full text of the policy, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit 99.1: Director Resignation Policy

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: 1/23/17	By:	/s/ Mark A. Hughes
Treasurer and Chief Financial Officer

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